UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2019

COMPASS DIVERSIFIED HOLDINGS
(Exact name of registrant as specified in its charter)

Delaware	001-34927	57-6218917
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

COMPASS GROUP DIVERSIFIED
HOLDINGS LLC
(Exact name of registrant as specified in its charter)

Delaware	001-34926	20-3812051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
301 Riverside Avenue
Second Floor
Westport, CT 06880
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (203) 221-1703

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2     Financial Information
Item 2.01    Completion of Acquisition or Disposition of Assets
Compass Group Diversified Holdings LLC (the “Company”) and Compass Diversified Holdings (“Holdings” and, together with the Company, collectively “CODI,” “us” or “we”) acquires and manages small to middle market businesses in the ordinary course of its business. The following description relates to the recent divestiture of one such business.

Manitoba Harvest

On February 19, 2019, the Company, as majority shareholder of FHF Holdings Ltd. (“Manitoba Harvest”) and as Shareholder Representative, entered into a definitive agreement (the “Arrangement Agreement”) with Tilray, Inc., the other shareholders of FHF and a wholly-owned subsidiary of Tilray, 1197879 B.C. Ltd. (“Tilray Subco”), to sell to Tilray, Inc. (“Tilray”), through Tilray Subco, all of the issued and outstanding securities of Manitoba Harvest.

On February 28, 2019, Tilray Subco completed the acquisition of all the issued and outstanding securities of Manitoba Harvest pursuant to the Arrangement Agreement (the “Transaction”). The sale price of Manitoba Harvest was based on an aggregate total enterprise value of up to C$419 million plus estimated cash and working capital adjustments subject to customary post-closing true-ups. Manitoba Harvest shareholders, including CODI, received C$277.5 million at closing, comprised of C$150 million in cash and C$127.5 million in shares of class 2 Common Stock of Tilray (“Tilray Shares”). After the allocation of the sales price to non-controlling equity holders and the payment of transaction expenses, CODI received approximately C$234 million at closing comprised of cash and Tilray Shares. This amount is in respect of the Company's outstanding loans to Manitoba Harvest (including accrued interest) and its equity interests in Manitoba Harvest, which was acquired by CODI on July 10, 2015. Six months after closing, Manitoba Harvest shareholders, including CODI, will receive C$92.5 million, comprised of C$50 million in cash and C$42.5 million in Tilray Shares. Manitoba Harvest shareholders, including CODI, will receive an additional C$49 million in Tilray Shares upon Manitoba Harvest achieving certain performance milestones in 2019, such amount to be reduced to the extent that some or all of the milestones are not achieved. CODI expects to realize a gain on the sale of between $100 million and $120 million in USD and intends to use the net proceeds to repay outstanding debt under the Company's revolving credit facility

The foregoing brief description of the Arrangement Agreement is not meant to be exhaustive and is qualified in its entirety by the full text of the Arrangement Agreement, which is incorporated herein by reference to Exhibit 99.1 to CODI’s Current Report on Form 8-K filed on February 20, 2019.

Section 8     Other Events
Item 8.01    Other Events
On February 28, 2019, CODI issued a Press Release announcing the closing of the Manitoba Harvest sale. The foregoing description of the Press Release is qualified in its entirety by reference to the complete text of the Press Release furnished as Exhibit 99.1 hereto, which is hereby incorporated by reference herein.

Section 9     Financial Statements and Exhibits
Item 9.01    Financial Statements and Exhibits
(b)     Pro forma financial information

To the extent required by this item, pro forma financial information relating to the Transaction referenced in Item 2.01 above will be filed in an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date of this report is due.
(d)    Exhibits.

99.1	Press Release of the Company announcing the closing of the sale of Manitoba Harvest

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	COMPASS DIVERSIFIED HOLDINGS

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Regular Trustee
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2019	COMPASS GROUP DIVERSIFIED HOLDINGS LLC

	By:	/s/ Ryan J. Faulkingham

Ryan J. Faulkingham
Chief Financial Officer